Charlotte’s Web Reports 2025 Fourth Quarter and Full Year Financial Results
Anticipated CMMI Medicare Pilot Program Participation, Regulatory Momentum, and Cost Structure Improvements Position Company for Growth and Pathway to Profitability
Louisville, Colo. March 31, 2026 – (TSX: CWEB, OTC: CWBHF), Charlotte’s Web Holdings, Inc. (“Charlotte’s Web” or the “Company”), a botanical wellness innovation company and the market leader in cannabidiol (CBD) hemp extract wellness products, today announced results for the quarter and year ended December 31, 2025. All amounts are expressed in U.S. dollars, unless otherwise stated.
SUBSEQUENT MATERIAL EVENTS
BAT Transaction
Prior to this earnings release, Charlotte’s Web announced a transaction (the “Transaction”) with BT DE Investments Inc. (“BAT”), a subsidiary of British American Tobacco p.l.c. (LSE: BATS and NYSE: BTI), comprised of two components: (i) the amendment and conversion of BAT’s outstanding C$75.3 million (approximately US$54 million at current exchange rates for estimation purposes) convertible debenture, in addition to all accrued interest (C$14.2 million, or approximately US$10 million); and (ii) a concurrent additional equity investment by BAT of US$10 million (approximately C$13.9 million) by way of a private placement. Following completion of the Transaction, BAT will hold approximately 40% of the Company’s then-issued and outstanding common shares on a non-diluted basis.

The debenture conversion eliminates Charlotte’s Web’s largest outstanding balance sheet liability and significantly strengthens shareholders’ equity, while removing approximately $3 million in annual interest costs. The net proceeds of the cash will be used to support the Company’s participation in the anticipated Centers for Medicare & Medicaid Innovations (CMMI) Medicare pilot program and other permitted purposes if the CMMI program does not proceed.

The Transaction is subject to TSX approval and the approval of Charlotte’s Web shareholders at the Annual General and Special Meeting scheduled to be held on or about May 28, 2026.

CMMI Medicare Pilot Program and CMS Beneficiary Engagement Incentive (BEI)
On December 18, 2025, the Washington Administration announced a Center for Medicare and Medicaid Innovation (“CMMI”) Medicare pilot program, the first federal initiative designed to enable federally authorized CBD access for senior patients through Medicare. Charlotte's Web is participating as a CBD launch partner for the pilot, beginning with senior oncology patients, with a broader expansion to additional Medicare beneficiary segments expected in 2027.

Subsequently, on March 20, 2026, the Centers for Medicare & Medicaid Services (“CMS”) issued related guidance establishing the Beneficiary Engagement Incentive (“BEI”), the

specific mechanism through which the CMMI pilot will operate. The guidance confirmed that hemp-derived CBD products, including non-intoxicating full-spectrum products containing up to 3 mg per serving of tetrahydrocannabinols, are eligible under the program. Charlotte's Web believes that its core portfolio of full-spectrum CBD wellness products qualifies under this federally authorized incentive program, with participating healthcare organizations permitted to fund up to $500 per beneficiary annually toward eligible CBD wellness products beginning in April 2026.

Under the BEI, participating healthcare organizations, primarily accountable care organizations (“ACOs”) and oncology model providers, may elect to purchase eligible hemp-derived CBD products from compliant suppliers using their own funds and furnish them to aligned Medicare beneficiaries for symptom management. Costs are covered by the participating organization from its own program economics. CBD wellness products may help reduce reliance on higher-cost treatments, and participating organizations have a financial incentive to help their patients achieve better outcomes at lower cost. Participants in the ACO REACH Model and the Enhancing Oncology Model (“EOM”) may begin offering the BEI effective April 1, 2026, with the Long-term Enhanced ACO Design (LEAD) Model following on January 1, 2027.

Regulatory Developments and Federal Policy Momentum

Federal policy developments during and after the fourth quarter of 2025 represented some of the most meaningful progress for hemp-derived CBD since the 2018 Farm Bill, signaling a potential turning point for the industry.

HEMP Act
Driving a federal legislative framework is the Hemp Enforcement, Modernization, and Protection Act (the “HEMP Act”), introduced by Congressman Morgan Griffith, Chairman of the House Energy and Commerce Subcommittee on Health. This congressional committee is responsible for FDA oversight. The HEMP Act presents a science-driven federal framework that preserves access to responsibly produced full-spectrum CBD products. The HEMP Act is expected to proceed through regular committee order. Some industry stakeholders also believe the legislation could advance through Congress’ September Continuing Resolution.

Policy momentum has been further driven by congressional and executive actions. In November 2025, Congress passed the Agriculture, Rural Development, FDA, and Related Agencies Appropriations Act as part of a government funding agreement that included restrictions on the total THC content of hemp-derived products, with an implementation window set for late 2026. Subsequently, a December 18, 2025, Executive Order directed senior White House leadership to work with Congress to update the statutory definition of hemp-derived cannabinoid products, ensuring continued access to full-spectrum CBD while preserving Congressional intent to restrict products that may pose health risks. Simultaneously, the Administration announced a Center for Medicare and Medicaid Innovation (“CMMI”) Medicare care innovation pilot program, underscoring a broader federal interest in research and evidence development to support hemp-derived wellness products.

“2025 was a defining year for Charlotte’s Web,” said Bill Morachnick, Chief Executive Officer. “Our participation as a launch partner for the CMMI Medicare pilot marks a landmark breakthrough, bringing physician-authorized CBD access into the healthcare system for seniors, with Charlotte’s Web at the forefront. We see this as an early model for potential healthcare integration across additional segments of Medicare’s approximately 67 million beneficiaries. Alongside the Presidential Executive Order and growing bipartisan momentum for a rational federal framework, we believe our industry is at a pivotal inflection point. We’ve built this Company for moments exactly like this.”

DeFloria: Advancing Cannabinoid Pharmaceutical Development
DeFloria, Inc., a collaboration between Charlotte’s Web, Ajna BioSciences, and British American Tobacco, achieved significant clinical and regulatory milestones in 2025, advancing AJA001 Oral Solution as the most advanced cannabinoid drug program utilizing the FDA’s Botanical Drug Pathway.

In 2025, the FDA completed its review of Phase 1 data and cleared DeFloria to proceed with Phase 2 clinical trials for AJA001, a treatment for irritability associated with autism spectrum disorder (ASD). The Phase 1 trial demonstrated that AJA001 was well-tolerated across a wide dosage range with favorable pharmacokinetic profiles, establishing the foundation for Phase 2 evaluation of safety, tolerability, and effectiveness in adolescents and adults with ASD.

According to the CDC, ASD affects approximately 1 in 31 children in the United States, and existing treatments are limited and often poorly tolerated. AJA001 employs Charlotte’s Web’s proprietary full-spectrum CBD hemp extract derived from its patented cultivars, representing a multi-compound botanical approach rather than traditional single-molecule synthetic drugs.

DeFloria’s progress carries substantial strategic value for Charlotte’s Web shareholders:

Validation of Botanical Science: Clinical advancement of Charlotte’s Web’s proprietary genetics through FDA-regulated pathways validates the therapeutic potential of the Company’s hemp formulations and strengthens the scientific foundation underlying its consumer products.

Manufacturing Rights: Charlotte’s Web holds exclusive commercial manufacturing rights for AJA001 upon potential FDA approval, representing a significant long-term revenue opportunity in the multi-billion-dollar ASD treatment market.

Equity Ownership: Charlotte’s Web owns approximately one-third of DeFloria, providing direct participation in value creation from pharmaceutical development milestones and potential commercialization.

Phase 2 Clinical Program Update
DeFloria has been actively preparing for entry into its Phase 2 clinical program, with key elements including clinical site selection, protocol optimization, and manufacturing readiness now substantially advanced. Building on the favorable safety and pharmacokinetic data from Phase 1, which established the dosing parameters for Phase 2 evaluation, the Company expects to initiate its Phase 2 trial in mid-2026, subject to the completion of customary development activities and the alignment of required resources.

Phase 2 represents a pivotal milestone for AJA001, designed to evaluate safety, tolerability, and early signals of therapeutic effectiveness in adolescents and adults with ASD. Drawing on Charlotte’s Web’s extensive real-world experience within the ASD community and the consistency of outcomes observed with similar cannabinoid profiles, the Company is optimistic about AJA001’s potential to address irritability associated with ASD—an area with significant unmet need and limited well-tolerated treatment options.

“Our partnership with Ajna and BAT through DeFloria demonstrates our leadership in advancing hemp-derived compounds from consumer wellness into FDA-regulated pharmaceutical development, and it reflects the same commitment to science-backed innovation that drives our core business,” said Mr. Morachnick.
2025 Business Review
Charlotte's Web executed a transformational year in 2025, advancing strategic initiatives across product innovation, operational efficiency, and healthcare channel development. The Company extended its leadership beyond traditional CBD with the launch of Brightside™ precision low-dose hemp THC gummies, expanded minor cannabinoid and functional mushroom offerings, and established its fastest-growing category in comprehensive sleep support. On the manufacturing side, Charlotte's Web completed full internalization of Brightside™ gummy production, with approximately 75% of total gummy production expected to transition to in-house manufacturing in 2026. The Company's manufacturing operations received zero findings on its most recent NSF 455-2 Dietary Supplement cGMP audit, reflecting the highest level of compliance readiness across its production facilities. This progress, combined with the establishment of a Scientific Advisory Board to support the Company's expanding medical practitioner channel, positions Charlotte's Web at the intersection of consumer wellness and healthcare integration, where emerging federal policy developments are creating significant new opportunities.
Financial Review
The following table sets forth selected financial information for the periods indicated:

	Three Months Ended December 31,		Twelve Months Ended December 31,
U.S. $ millions, except per share data	2025	2024	2025	2024
Revenue	$13.3	$12.7	$49.9	$49.7
Cost of goods sold	8.3	7.6	28.2	28.4
Gross profit	5.0	5.1	21.7	21.3

Selling, general, and administrative expenses	10.6	10.6	42.0	53.3
Operating loss	(5.6)	(5.5)	(20.3)	(32.0)

Change in fair value of financial instruments	(4.4)	(0.1)	(7.3)	0.6
Other income (expense), net	(1.5)	2.2	(2.3)	1.6
Net loss before income taxes	$(11.5)	$(3.4)	$(29.8)	$(29.8)

EPS basic and diluted			$(0.19)	$(0.19)

Adjusted EBITDA (1)	$(4.4)	$0.3	$(12.9)	$(12.6)

Assets:
Cash and cash equivalents			$8.0	$22.6
Total assets			$75.3	$113.4
Liabilities:
Long-term liabilities			$68.7	$70.4
Total liabilities			$77.3	$86.4
Consolidated net revenue for Q4 2025 was $13.3 million, up 4.7% year-over-year from $12.7 million in Q4 2024. The increase primarily reflects direct-to-consumer momentum for the Company's 2025 diversified botanical wellness innovations, including the new Brightside™ low-dose hemp THC gummy offerings, expanded sleep and functional mushroom portfolios, and new minor cannabinoid formulations featuring CBG and CBN.

Gross profit was $5.0 million, or 37.5% of revenue in Q4 2025, compared to $5.1 million, or 40.2% of revenue in Q4 2024. Reported gross margin reflected an inventory charge of $1.3 million related to the disposal of legacy gummy product that did not meet the Company’s quality standards, impacting margin by approximately 10 percentage points. Adjusting for this non-recurring item, the underlying gross margin performance demonstrated meaningful improvement gains from recent B2B channel optimizations and manufacturing internalization. In-house manufacturing benefitted gross margin in the quarter, validating the Company's strategy. Management expects gross margin to normalize toward the Company's historical 50% range as production efficiencies continue to scale. Direct-to-consumer promotional efficiency is also improving, with targeted cohort-based campaigns replacing broad discounting and driving stronger revenue conversion without margin dilution.

Total selling, general, and administrative ("SG&A") expenses were $10.6 million for the quarter, unchanged year‑over‑year and higher sequentially. The fourth quarter included several discrete, non‑recurring items that impacted quarterly comparability, including a $0.6 million state sales tax audit accrual, incremental marketing costs related to the termination of an agency agreement, and the absence of a one‑time rent accrual correction recorded in the third quarter. Excluding these items, the Company’s underlying operating expense base remained consistent with the structurally lower cost profile achieved during 2025. SG&A declined year‑over‑year across the first three quarters of the year, reflecting the successful execution of cost reduction initiatives designed to better align expenses with revenue. Charlotte’s Web believes it has largely completed its operating cost reset and expects quarterly SG&A to remain in a normalized range of approximately $10 million to $11 million.
Total net loss for Q4 2025 was $11.5 million, or $(0.07) per share, versus a net loss of $3.4 million, or $(0.02) per share, in Q4 2024. Adjusted EBITDA(1) loss for the quarter was $(4.4) million, compared with Adjusted EBITDA(1) of $0.3 million in Q4 2024.
Net cash used in operating activities declined to $1.9 million in the fourth quarter, compared to $5.5 million in Q3 2025 and $1.8 million in Q4 2024. Quarterly cash usage reflects the timing of cash outlays relative to accrual‑based expense recognition, and the fourth quarter improvement demonstrates continued progress in converting earnings improvements into cash flow.
Fiscal Year 2025 Financial Review

On a year-over-year basis, consolidated net revenue for the twelve months ended December 31, 2025, was $49.9 million, compared to $49.7 million for the twelve-month period in 2024. This represented a year-over-year increase of 0.5%, marking the first annual revenue increase since 2021 and following four consecutive quarters of sequential growth established in 2024. Growth was driven by the expansion of the Company's product portfolio into adjacent wellness categories and by improvements in digital marketing efficiency through targeted, cohort-based consumer engagement strategies.

Gross profit for the year ended December 31, 2025, was $21.7 million, or 43.5%, compared to $21.3 million, or 42.8%, for the year ended December 31, 2024. Reported gross margin was impacted by discrete items for both years. 2025 included zero-margin DeFloria extract reimbursement supporting Phase 2 clinical trials during the year, gummy insourcing startup costs, the B2B channel restructuring in the third quarter, and a charge related to substandard product disposal in the fourth quarter. In-house gummy manufacturing provided a net gross margin benefit in the fourth quarter and is modelled to further support margin improvement as production scales.

Total SG&A expense for 2025 was $42.0 million, compared to $53.3 million in the prior year. The $11.3 million, or 21.2%, decrease reflects the successful execution of the Company's comprehensive cost optimization strategy, which has reduced SG&A by approximately $33.6 million, or 44.5%, over the past two years. The year-over-year decrease was primarily driven by lower personnel costs resulting from workforce optimization initiatives implemented in the second half of 2024, the elimination of significant amortization and media expenses, and continued reductions from contract renegotiations, software optimizations, and improved operating efficiencies.

An operating loss of $20.3 million in 2025 represented a 36.6% improvement from $32.0 million in 2024. Net loss for 2025 was $29.7 million, or $(0.19) per share, basic and diluted, compared to a net loss of $29.8 million, or $(0.19) per share, basic and diluted, in 2024. The net loss in 2025 included a $7.3 million net non-cash change in the fair value of the Company's debt derivative and its investment in DeFloria. Excluding depreciation, amortization, and interest, the Adjusted EBITDA(1) loss for 2025 was $12.9 million, as compared to an Adjusted EBITDA(1) loss of $12.6 million for 2024, which included a higher inventory provision than 2025.

Financial Position
Cash and working capital as of December 31, 2025, were $8.0 million and $21.7 million, respectively. With a declining operating expense base, anticipated gross margin improvements from in-house production, and steady consumer demand across new categories, management expects continued improvement in cash utilization. The recently-announced private placement with BAT, subsequent to the period, is anticipated to provide $10 million in new equity capital, further strengthening the Company’s liquidity and working capital position.
With a leaner cost structure, clinical-grade manufacturing capabilities, and strong brand equity, Charlotte’s Web is well-positioned to capitalize on emerging botanical wellness opportunities as regulatory clarity advances. Management expects the combination of operating expense control and manufacturing efficiencies to continue to drive improvements in cash flow performance.
“The new BAT Transaction will be transformational for our balance sheet, eliminating material liabilities and adding $10 million in additional capital. As we progress with this strengthened financial foundation to support the anticipated Medicare pilot launch, Charlotte’s Web will be well-positioned to convert strategic catalysts into sustainable long-term performance,” said Erika Lind, Chief Financial Officer. “With a significantly de-levered capital structure, our focus will shift entirely to operational execution and unlocking the value of our strategic positioning in botanical wellness.”
Consolidated Financial Statements and Management’s Discussion and Analysis
The Company’s consolidated financial statements and accompanying notes for the twelve months ended December 31, 2025, and 2024, and related management’s discussion and analysis of financial condition and results of operations (“MD&A”), are reported in the Company’s 10-K filing on the Securities and Exchange Commission website at www.sec.gov and on SEDAR+ at www.sedarplus.ca and will be available on the Investor Relations section of the Company’s website at https://investors.charlottesweb.com.
Analyst Conference Call
A conference call to review the results is scheduled for today at 11:00 A.M. Eastern Time.

There are three ways to join the call:

•Register your phone number at https://emportal.ink/4bD2NsY to receive an automated call back

•Dial 1-646-357-8785 or 1-800-836-8184 approximately 10 minutes before the conference call

•Listen to the live webcast online

A recording of the call will be available through April 7, 2026.  To listen to a replay of the earnings call please dial 1- 646-517-4150 or 1-888-660-6345 and provide conference replay ID 17777#. A webcast of the call will also be accessible through the investor relations section of the Company’s website for an extended period of time.

Subscribe to Charlotte's Web investor news.
About Charlotte’s Web Holdings, Inc.
Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Louisville, Colorado, is a botanical wellness innovation company and a market leader in hemp extract wellness that includes Charlotte’s Web whole-plant full-spectrum CBD extracts as well as broad-spectrum CBD and cannabinoid isolates. The Company's hemp extracts have naturally occurring botanical compounds including cannabidiol ("CBD"), CBN, CBC, CBG, THC, terpenes, flavonoids, and other beneficial compounds. Charlotte’s Web product categories include CBD oil tinctures (liquid products), CBD gummies (sleep, calming, exercise recovery, immunity), CBN gummies, hemp-derived THC microdose gummies, functional mushroom gummies, CBD capsules, CBD topical creams, and lotions, as well as CBD pet products for dogs. Through its substantially vertically integrated business model, Charlotte’s Web maintains stringent control over product quality and consistency with analytic testing from soil to shelf for quality assurance. Charlotte’s Web products are distributed to retailers and healthcare practitioners throughout the U.S.A. and are available online through the Company's website at www.charlottesweb.com.
Shares of Charlotte's Web trade on the Toronto Stock Exchange (TSX) under the symbol “CWEB” and are quoted in U.S. Dollars in the United States on the OTC under the symbol “CWBHF”.
(1)Non-GAAP Measures: The press release contains non-GAAP measures, including Adjusted Gross Profit, EBITDA, and Adjusted EBITDA. Please refer to the section in the tables captioned “Non-GAAP Measures” below for additional information and a reconciliation to GAAP for all Non-GAAP metrics.

Additional Information and Where to Find It
In connection with the proposed transaction, Charlotte’s Web will file with the SEC a preliminary proxy statement and a definitive proxy statement, each on Schedule 14A and may file other documents with the SEC regarding the proposed Transaction. This release is not a substitute for the proxy statement or any other document that Charlotte’s Web may file with the SEC. INVESTORS IN, AND SECURITY HOLDERS OF, CHARLOTTE’S WEB ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT CHARLOTTE’S WEB AND THE PROPOSED TRANSACTION AND RELATED MATTERS. When available, the definitive proxy statement and other relevant materials for the proposed transaction will be mailed or otherwise made available to stockholders of Charlotte’s Web as of April 6, 2026. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with the SEC by Charlotte’s Web through the web site maintained by the SEC at www.sec.gov or by contacting Charlotte’s Web at 700 Tech Court, Louisville, CO 80027 or by telephone at (720) 484-8930.

Participants in the Solicitation
Charlotte’s Web and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information regarding the persons who may be deemed participants in the solicitation of proxies in connection with the proposed transaction will be set forth in the proxy statement when it is filed with the SEC. You can find more information about Charlotte’s Web’s directors and executive officers in its Annual Report for the year ended December 31, 2025 on Form 10-K filed with the SEC on March 31, 2026 and Charlotte’s Web’s Definitive Annual Meeting Proxy Statement filed with the SEC on April 29, 2025. You may obtain a free copy of these documents as indicated above.

No Offer or Solicitation
This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Information
Certain information provided herein constitutes forward-looking statements or information (collectively, "forward-looking statements") within the meaning of applicable securities laws. Forward-looking statements are typically identified by words such as "may", "will", "should", "could", "anticipate", "expect", "project", "estimate", "forecast", "plan", "intend", "target", "believe" and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking statements are not guarantees of future performance, and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties, and other factors which may cause actual results, levels of activity, and achievements to differ materially from those expressed or implied by such statements. The forward-looking statements contained in this press release are based on certain assumptions and analysis by management of the Company in light of its experience and perception of historical trends, current conditions, expected future development, and other factors that it believes are appropriate and reasonable.

Specifically, this press release contains forward-looking statements relating to, but not limited to: completion of the Transaction with BAT, including obtaining the necessary TSX and shareholder approval of the Transaction; benefits to the Company of completing the Transaction with BAT; use of proceeds of the Transaction; the Company's beliefs regarding product eligibility under CMS programs and the Company’s opportunities in connection therewith; the potential scope and impact of federal healthcare frameworks for hemp-derived products; potential impacts as a result of the HEMP Act; advancement of the Hemp Act; the Company's competitive positioning, and its ability to participate in federal healthcare programs; sales volume and gross margin expectations; anticipated timing for, and business impact of, in-house manufacturing of topical and gummy products; future expectations for SG&A expenses; regulatory developments and the impact of developments on both consumer action and the Company's opportunities and operations; activities relating to, and sponsorship of, legislation to advance regulatory framework; the impact of insourcing on operating margins, capital expenditures and R&D; anticipated future financial results the impact of certain activities on the Company's business and financial condition and anticipated trajectory; the timing and outcomes from DeFloria’s clinical trials, including strategic value for the Company’s shareholders and potential commercial opportunities for Charlotte’s Web; and the ability of AJA001 to address irritability associated with ASD.

The material factors and assumptions used to develop the forward-looking statements herein include, but are not limited to: receipt of TSX and shareholder approval for the Transaction; successful completion of the Transaction; expectations around cost reduction, run rate, revenue growth and expectations around cash flow improvement in 2026; regulatory regime changes; anticipated product development and sales; the success of sales and marketing activities; product development and production expectations; outcomes from R&D activities; the Company's ability to deal with adverse growing conditions in a timely and cost-effective manner; the availability of qualified and cost-effective human resources; compliance with contractual and regulatory obligations and requirements; availability of adequate liquidity and capital to support operations and business plans; continued product placement onvarious product channels; anticipated development of new products; anticipated consumer trends and corresponding product innovation; ; the Company’s ability to increase online traffic and demographic exposure through new products and marketing and omni-channel expansion; and expectations around consumer product demand. In addition, the forward-looking statements are subject to risks and uncertainties pertaining to, among other things: supply and distribution chains; the market for the Company's products; revenue fluctuations; regulatory changes; loss of customers and retail partners; retention and availability of talent; organizational changes, marketing plans and operational platform upgrades, and the impact of these initiatives on retail expansion, operational efficiencies, cash flow, revenue and e-commerce monetization; expectations relating to IT upgrades, marketing optimization and operational integrations; the impact of the Company’s product innovations on product development, expansion activities and the corresponding results thereof; competing products; share price volatility; loss of proprietary information; product acceptance; internet and system infrastructure functionality; information technology security; available capital to fund operations and business plans; crop risk; economic and political considerations; failure to receive TSX and shareholder approval of the Transaction; and including but not limited to those risks and uncertainties discussed under the heading "Risk Factors" in the Company’s most recently filed Annual Report on Form 10-K, and other risk factors contained in other filings with the Securities and Exchange Commission available on www.sec.gov and filings with Canadian securities regulatory authorities available www.sedarplus.ca. The impact of any one risk, uncertainty, or factor on a particular forward-looking statement is not determinable with certainty, as these are interdependent, and the Company's future course of action depends on management's assessment of all information available at the relevant time. Any forward-looking statement in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. Except as required by applicable law, the Company assumes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. All forward-looking statements, whether written or oral, attributable to the Company or persons acting on the Company's behalf, are expressly qualified in their entirety by these cautionary statements.

For further information, contact:
Erika Lind
Chief Financial Officer
Erika.Lind@CharlottesWeb.com

Cory Pala
Director of Investor Relations
(720) 484-8930
Cory.Pala@CharlottesWeb.com

CHARLOTTE’S WEB HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS
(in thousands of U.S. dollars, except share and per share amounts)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$8,035	$22,618
Accounts receivable, net	811	1,263
Inventories, net	18,022	18,907
Prepaid expenses and other current assets	3,491	4,194
Total current assets	30,359	46,982
Property and equipment, net	22,679	26,337
License and media rights	—	13,691
Operating lease right-of-use assets, net	11,297	12,876
Investment in unconsolidated entity	8,800	10,800
Intangible assets, net	785	1,049
Derivative and other long-term assets	1,353	1,707
Total assets	$75,273	$113,442
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,186	$3,426
Accrued and other current liabilities	5,053	5,246
Lease obligations – current	1,420	2,055
License and media rights payable - current	—	5,209
Total current liabilities	8,659	15,936
Convertible debenture	50,849	43,631
Lease obligations	12,186	13,652
License and media rights payable	—	11,809
Derivatives and other long-term liabilities	5,618	1,327
Total liabilities	77,312	86,355
Commitments and contingencies
Shareholders’ equity (deficit):
Common shares, nil par value; unlimited shares authorized; 159,420,141 and 158,009,541 shares issued and outstanding as of December 31, 2025 and December 31, 2024	1	1
Additional paid-in capital	329,270	328,655
Accumulated deficit	(331,310)	(301,569)
Total shareholders’ equity (deficit)	(2,039)	27,087
Total liabilities and shareholders’ equity (deficit)	$75,273	$113,442

CHARLOTTE’S WEB HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of U.S. dollars, except share and per share amounts)

	Year Ended December 31,
	2025	2024
Revenue	$49,897	$49,667
Cost of goods sold	28,197	28,407
Gross profit	21,700	21,260

Selling, general and administrative expenses	41,968	53,247
Operating loss	(20,268)	(31,987)

Change in fair value of financial instruments	(7,269)	615
Other income (expense), net	(2,272)	1,565
Loss before provision for income taxes	(29,809)	(29,807)
Income tax benefit (expense)	68	(39)
Net loss	$(29,741)	$(29,846)

Per common share amounts
Net loss per common share, basic and diluted	$(0.19)	$(0.19)

CHARLOTTE’S WEB HOLDINGS, INC.

CONSOLIDATED STATEMENTS CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
(in thousands of U.S. dollars, except share amounts)

	Common Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance—December 31, 2023	154,332,366	$1	$327,280	$(271,723)	$55,558
Common shares issued upon vesting of restricted share units, net of withholdings	3,677,175	—	(145)	—	(145)
Share-based compensation	—	—	1,520	—	1,520
Net loss	—	—	—	(29,846)	(29,846)
Balance—December 31, 2024	158,009,541	$1	$328,655	$(301,569)	$27,087
Common shares issued upon vesting of restricted share units, net of withholding	1,410,600	—	(49)	—	$(49)
Share-based compensation	—	—	664	—	$664
Net loss	—	—	—	(29,741)	(29,741)
Balance—December 31, 2025	159,420,141	1	329,270	(331,310)	(2,039)

CHARLOTTE’S WEB HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of U.S. dollars)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(29,741)	$(29,846)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,323	9,979
Change in fair value of financial instruments	7,269	(615)
Convertible debenture and other accrued interest	2,979	3,724
(Gain)/loss on foreign currency transaction	2,141	(3,631)
Changes in right-of-use assets	1,579	1,771
Share-based compensation	664	1,520
Inventory provision	205	4,154
Other non-cash items	(2,263)	751
Changes in operating assets and liabilities:
Accounts receivable, net	368	361
Inventories, net	108	(1,520)
Prepaid expenses and other current assets	232	1,332
Operating lease obligations	(2,100)	(2,247)
Accounts payable, accrued and other liabilities	(1,089)	(1,664)
License and media rights payable	—	(5,000)
Other operating assets and liabilities, net	(796)	(330)
Net cash used in operating activities	(14,121)	(21,261)
Cash flows from investing activities:
Purchases of property and equipment and intangible assets	(549)	(3,851)
Proceeds from sale of assets	137	55
Net cash used in investing activities	(412)	(3,796)
Cash flows from financing activities:
Other financing activities	(50)	(145)
Net cash used in financing activities	(50)	(145)
Net decrease in cash and cash equivalents	(14,583)	(25,202)
Cash and cash equivalents —beginning of period	22,618	47,820
Cash and cash equivalents —end of period	$8,035	$22,618
Non-cash activities:
Non-cash purchase of property and equipment and intangible assets	—	(3)

(1) Non-GAAP Measures –EBITDA and Adjusted EBITDA
Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a recognized performance measure under U.S. GAAP. The term EBITDA consists of net income (loss) and excludes interest, taxes, depreciation, and amortization. Adjusted EBITDA also excludes other non-cash items such as changes in fair value of financial instruments (Mark-to-Market), Share-based compensation, and impairment of assets. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. The non-GAAP financial measures do not have a standardized meaning prescribed under U.S. GAAP and therefore may not be comparable to similar measures presented by other issuers. The primary purpose of using non-GAAP financial measures is to provide supplemental information we believe may be useful to investors and to enable them to evaluate our results the same way we do. We also present non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis and comparing our results with those of other companies by excluding items we do not believe are indicative of our core operating performance. Specifically, we use these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware, however, that not all companies define these non-GAAP measures consistently.
(1)EBITDA and Adjusted EBITDA are non-GAAP financial measures with reconciliations provided in the tables below. Adjusted EBITDA for the three and twelve months ended December 31, 2025, and 2024 is as follows:

Charlotte's Web Holdings, Inc.
Statement of Adjusted EBITDA
(In Thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
U.S. $ Thousands	2025	2024	2025	2024

Net loss	$(11,424)	$(3,371)	$(29,741)	$(29,846)

Depreciation of property and equipment and amortization of intangibles	1,673	2,473	6,323	9,979
Interest expense	671	643	2,436	2,201
Income tax expense (benefit)	(30)	(22)	(68)	39
EBITDA	$(9,110)	$(277)	$(21,050)	$(17,627)

Stock Compensation	152	223	664	1,520
Mark-to-market financial instruments	4,400	86	7,269	(615)
Inventory Provision	181	228	205	4,154
Adjusted EBITDA	$(4,377)	$260	$(12,912)	$(12,568)